Jefferies LLC 520 Madison Avenue New York, NY 10022 Tel: 212.284.2300 Jefferies.com Execution Version MASTER CONFIRMATION ACCELERATED SHARE REPURCHASE TRANSACTIONS Date: May 3, 2022 To: BlueLinx Holdings Inc. 1950 Spectrum Circle, Suite 300 Marietta, GA 30067 Re: Accelerated Share Repurchase Transactions Ladies and Gentleman: This master confirmation (this “Master Confirmation”), dated as of May 3, 2022, sets forth certain terms and conditions of certain Transactions (each, a “Transaction”) that Jefferies LLC (“Jefferies”), will enter into with BlueLinx Holdings Inc. (“Counterparty”). Each Transaction will have terms contained in this Master Confirmation and terms not contained in this Master Confirmation. In particular, any Transaction entered into under this Master Confirmation will be subject to the additional terms set forth in a transaction confirmation in the form attached hereto as Schedule A, which transaction confirmation will reference this Master Confirmation and supplement, form a part of, and be subject to this Master Confirmation (each such transaction confirmation, a “Transaction Confirmation”). For any Transaction, this Master Confirmation and the Transaction Confirmation for such Transaction together will constitute a “Confirmation” as referred to in the Agreement specified below. Taken alone, this Master Confirmation is neither a commitment by either party to enter into any Transaction nor evidence of any Transaction. This Master Confirmation incorporates the definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. For each Transaction, this Master Confirmation and the Transaction Confirmation for such Transaction evidence a complete binding agreement between Counterparty and Jefferies with respect to the subject matter and terms of such Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Master Confirmation and the Transaction Confirmation for each Transaction each supplement, form a part of, and are subject to, an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Jefferies and Counterparty had executed the Agreement on the date of this Master Confirmation (but without any Schedule except for (i) the election of New York law (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Jefferies and Counterparty, with a “Threshold Amount” in respect of Jefferies of 3% of the members’ equity of Jefferies and a “Threshold Amount” in respect of Counterparty of USD 50.0 million (provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement and (b) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within one Local Business Day of such party’s receipt of written notice of its failure to pay.”.

2 The Transactions shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Jefferies and Counterparty or any confirmation or other agreement between Jefferies and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Jefferies and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Jefferies and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. All provisions contained or incorporated by reference in the Agreement shall govern this Master Confirmation and each Transaction Confirmation, except as expressly modified herein or in the related Transaction Confirmation. If, in relation to any Transaction to which this Master Confirmation and a Transaction Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Transaction Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Transaction Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. Each Transaction constitutes a Share Forward Transaction for purposes of the Equity Definitions. Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Transaction Confirmation relating to such Transaction, shall govern any Transaction. 1. General Terms: Trade Date: For any Transaction, the date set forth as such in the Transaction Confirmation for such Transaction. Buyer: Counterparty Seller: Jefferies Shares: The common stock of Counterparty, par value USD 0.01 per share (Symbol: BXC) Exchange: The New York Stock Exchange Related Exchange(s): All Exchanges Prepayment: Applicable Variable Obligation: Applicable Prepayment Amount: For any Transaction, the amount set forth as such in the Transaction Confirmation for such Transaction. Prepayment Date: For any Transaction, the date set forth as such in the Transaction Confirmation for such Transaction. Calculation Agent: Jefferies Valuation Terms: 10b-18 VWAP Price: Subject to the provisions of “Valuation Disruption” below, for any Scheduled Trading Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Scheduled Trading Day (without regard to pre-open or after hours trading outside of such regular trading session for such Scheduled Trading Day), as published by Bloomberg at 4:15 p.m., New York time (or 15 minutes following the end of any extension of the regular trading session), on such Scheduled Trading Day, on Bloomberg page

3 “BXC <Equity> AQR_SEC” (or any successor thereto), or if such price (a) is not reported on such Bloomberg page or successor page on such Scheduled Trading Day or (b) is, in the Calculation Agent’s reasonable discretion, erroneous, the price reasonably determined by the Calculation Agent to substitute for such unreported or erroneous price, which price the Calculation Agent will base on only those trades that are (i) reported on the Exchange during the period of time during which Counterparty could have purchased Shares on the Exchange on such Scheduled Trading Day pursuant to Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) effected such purchases pursuant to the conditions of Rule 10b-18(b)(3) under the Exchange Act (such trades, “Rule 10b-18 Eligible Transactions”). Forward Price: For any Transaction, the arithmetic average of the 10b-18 VWAP Prices with respect to all Exchange Business Days in the Valuation Period for such Transaction, subject to “Valuation Disruption” below. Forward Price Discount: For any Transaction, the amount set forth as such in the Transaction Confirmation for such Transaction. Valuation Period: For any Transaction, the period from, and including, the Valuation Period Start Date for such Transaction, to, and including, the Valuation Date for such Transaction. Valuation Period Start Date: For any Transaction, the date set forth as such in the Transaction Confirmation for such Transaction. Valuation Date: For any Transaction, the Scheduled Valuation Date for such Transaction; provided that Jefferies may, in its sole discretion, designate any Scheduled Trading Day during the period beginning on, and including, the First Acceleration Date for such Transaction, and ending on, and excluding, the Scheduled Valuation Date for such Transaction, in whole or in part, to be a Valuation Date by delivering notice to Counterparty of the occurrence of such Valuation Date on or before 11:59 p.m., New York time on the second Exchange Business Day immediately following such Scheduled Trading Day (the “Acceleration Date”) and specifying the portion of the Prepayment Amount that is subject to acceleration (which amount shall not be less than 20% of the Prepayment Amount as of the Prepayment Date (or, if less, the remainder of the Prepayment Amount for which a notice of acceleration has yet to be delivered)). If the portion of the Prepayment Amount that is subject to acceleration is less than the full remaining Prepayment Amount, then the Calculation Agent shall make such mechanical or administrative adjustments to the terms of such Transaction as appropriate in order to take into account the occurrence of such Acceleration Date (including cumulative adjustments to take into account all prior Acceleration Dates). Scheduled Valuation Date: For any Transaction, the date set forth as such in the Transaction Confirmation for such Transaction, subject to postponement as provided in “Valuation Disruption” below. First Acceleration Date: For any Transaction, the date set forth as such in the Transaction Confirmation for such Transaction. Valuation Disruption: Notwithstanding anything to the contrary in the Equity Definitions or in this Master Confirmation: (a) whenever any Scheduled Trading Day during the Valuation Period for any Transaction is a Disrupted Day, the Calculation Agent may, in its good faith and

4 commercially reasonable discretion, postpone the Scheduled Valuation Date for such Transaction by one Scheduled Trading Day; (b) whenever any Scheduled Trading Day during the Settlement Valuation Period, if any, for any Transaction is a Disrupted Day, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the expected final Scheduled Trading Day of such Settlement Valuation Period by one Scheduled Trading Day; and (c) whenever at least nine consecutive Scheduled Trading Days during the Valuation Period or the Settlement Valuation Period, as the case may be, for any Transaction have been Disrupted Days, the Calculation Agent, in its good faith and commercially reasonable discretion, may deem such ninth Scheduled Trading Day that is a Disrupted Day not to be a Disrupted Day (any such Disrupted Day, a “Deemed Trading Day”), in which case the Calculation Agent will not postpone the Scheduled Valuation Date or the expected final Scheduled Trading Day of such Settlement Valuation Period pursuant to clause (i) or (ii) above, as the case may be, for such Deemed Trading Day. Whenever any Scheduled Trading Day during the Valuation Period or the Settlement Valuation Period for any Transaction is a Deemed Trading Day, the Calculation Agent will, in a good faith and commercially reasonable manner, calculate the 10b-18 VWAP Price for such Deemed Trading Day as its estimate of the value of the Shares on such Deemed Trading Day, which estimate may be based on, among other factors, historical trading patterns in the Shares, the volume of Shares traded on such Deemed Trading Day and the price of the Shares, if any, on the Exchange on such Deemed Trading Day, and such estimate will be the 10b- 18 VWAP Price for such Deemed Trading Day. Notwithstanding anything to the contrary in the Equity Definitions or in this Master Confirmation, if a Market Disruption Event (or a deemed Market Disruption Event as provided herein) occurred on any such Disrupted Day during the Valuation Period or the Settlement Valuation Period, but such Disrupted Day is not a Deemed Trading Day, the Calculation Agent shall determine in a good faith and commercially reasonable manner whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP Price for such Disrupted Day shall not be included for purposes of determining the Forward Price or the Settlement Price, as the case may be, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the Calculation Agent will, in a good faith and commercially reasonable manner, determine (A) the 10b-18 VWAP Price for such Disrupted Day based on the Rule 10b-18 Eligible Transactions in the Shares effected on such Disrupted Day before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and (B) the Forward Price or the Settlement Price, as the case may be, based on adjusted weightings that account for such partially Disrupted Day, which adjusted weightings may, for the avoidance of doubt, deviate from the weightings that the Calculation Agent would use to compute an arithmetic average and/or account for the duration of any relevant Market Disruption Event during such Disrupted Day, historical trading patterns in the Shares, the prices of the Shares on such Disrupted Day and/or otherwise. Any Scheduled Trading Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be a Scheduled Trading Day; if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the date hereof, but prior to the open of the regular trading session of the Exchange on such day, then such Scheduled Trading Day shall be deemed to be a Disrupted Day in full.

5 Market Disruption Event: The definition of “Market Disruption Event” contained in Section 6.3(a) of the Equity Definitions is hereby amended by: (i) deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Scheduled Trading Day during the Valuation Period or the Settlement Valuation Period” after the word “material,” in the third line thereof; and (ii) replacing the words “or (iii) an Early Closure” in the fifth line thereof with the words “, (iii) an Early Closure or (iv) a Regulatory Disruption”. Early Closure: The definition of “Early Closure” contained in Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof. Regulatory Disruption: Any event that Jefferies, in its good faith and reasonable discretion, upon advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Jefferies or its affiliates), for Jefferies to refrain from or decrease any market activity in connection with the relevant Transaction. Whenever a Regulatory Disruption occurs, Jefferies shall notify Counterparty of such occurrence in writing as soon as reasonably practicable under the circumstances; provided that Jefferies shall not be required to communicate to Counterparty the reason for Jefferies’s exercise of its rights pursuant to this provision if Jefferies reasonably determines in good faith, upon advice of counsel, that disclosing such reason would be reasonably likely to result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Jefferies). Settlement Terms: Settlement Currency: USD Physical Settlement: If the Number of Shares to be Delivered is positive, Applicable. Additional Settlement Provisions: To the extent that Jefferies is obligated to deliver Shares to Counterparty under any Transaction, Jefferies does not, and shall not, make the agreement or the representations set forth in Section 9.11 of the Equity Definitions related to the restrictions imposed by applicable securities laws. In addition, for the avoidance of doubt, all references to the Excess Dividend Amount shall be deleted from Section 9.2(a)(iii) of the Equity Definitions. Initial Shares: Initial Share Delivery: For any Transaction, Jefferies shall deliver to Counterparty a number of Shares equal to the Number of Initial Shares for such Transaction on the Initial Share Delivery Date for such Transaction, in accordance with Section 9.4 of the Equity Definitions, with such Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4. Initial Share Delivery Date: For any Transaction, the date set forth as such in the Transaction Confirmation for such Transaction.

6 Number of Initial Shares: For any Transaction, the amount set forth as such in the Transaction Confirmation for such Transaction. Additional Shares: Settlement Date: For any Transaction, if the Number of Shares to be Delivered is a positive number, the date that is one Settlement Cycle immediately following the Valuation Date for such Transaction; provided that if Jefferies delivers notice designating the accelerated Valuation Date pursuant to the definition thereof, the date that is one Settlement Cycle immediately following the date Jefferies delivers such notice. Number of Shares to be Delivered: For any Transaction, a number of Shares equal to (i) the Prepayment Amount for such Transaction divided by (A) the Forward Price for such Transaction minus (B) the Forward Price Discount for such Transaction, minus (ii) the number of Shares delivered by Jefferies to Counterparty with respect to such Transaction pursuant to the provisions of “Initial Share Delivery”. If the Number of Shares to be Delivered for any settlement of any Transaction is a negative number, then the terms of the Counterparty Settlement Provisions in Annex A shall apply. Share Adjustments: Method of Adjustment: Calculation Agent Adjustment; provided that the Equity Definitions shall be amended by replacing the words “diluting or concentrative” in Sections 11.2(a), 11.2(c) of the Equity Definitions (in two instances) and 11.2(e)(vii) with the word “material” and by adding the words “or the Transactions” after the words “theoretical value of the relevant Shares” in Sections 11.2(a), 11.2(c) and 11.2(e)(vii); provided, further, that adjustments may be made to account for changes in volatility, expected dividends, correlation, stock loan rate, withholding or transfer taxes, and liquidity relative to the relevant Share or the Transactions. Potential Adjustment Event: Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, (i) an Extraordinary Dividend shall not constitute a Potential Adjustment Event and (ii) none of the Transactions pursuant to this Master Confirmation nor any Permitted OMR Transaction (as defined below) shall constitute a Potential Adjustment Event. It shall constitute an additional Potential Adjustment Event if the Scheduled Valuation Date for any Transaction is postponed pursuant to “Valuation Disruption” above, in which case the Calculation Agent may, in its good faith and commercially reasonable discretion, adjust any relevant terms of any such Transaction as necessary to preserve as nearly as practicable the fair value of such Transaction to Jefferies prior to such postponement. Extraordinary Dividend: Any dividend or distribution on the Shares (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions). Extraordinary Events: Consequences of Merger Events: (a) Share-for-Share: Modified Calculation Agent Adjustment (b) Share-for-Other: Cancellation and Payment

7 (c) Share-for-Combined: Component Adjustment or Cancellation and Payment, at the election of Jefferies. Tender Offer: Applicable; provided, however, that the definitions of “Tender Offer” and “Tender Offer Date” in Section 12.1 of the Equity Definitions are each hereby amended by inserting the words “or Shares” after the words “voting shares”. Consequences of Tender Offers: (a) Share-for-Share: Modified Calculation Agent Adjustment (b) Share-for-Other: Modified Calculation Agent Adjustment (c) Share-for-Combined: Modified Calculation Agent Adjustment New Shares: In the definition of New Shares in Section 12.1(i) of the Equity Definitions, (i) the text in clause (i) thereof shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors),” and (ii) the following phrase shall be inserted at the end thereof: “and (iii) in the case of a Merger Event, of an entity or person that is a corporation organized under the laws of the United States, any State thereof or the District of Columbia”. Nationalization, Insolvency or Delisting: Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange and the Calculation Agent shall make adjustments it deems necessary to the terms of the Transactions, as if Modified Calculation Agent Adjustment were applicable to such event. Additional Disruption Events: (a) Change in Law: Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”, (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (iii) deleting the words “a party to such Transaction” in the fifth line thereof and replacing them with the words “Jefferies”, (iv) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (v) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”, and (vi) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the word “under” in clause (Y) thereof.

8 (b) Failure to Deliver: Applicable (c) Insolvency Filing: Applicable (d) Hedging Disruption: Applicable (e) Increased Cost of Hedging: Applicable (f) Loss of Stock Borrow: Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (i) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B) and (ii) replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence. Maximum Stock Loan Rate: For any Transaction, the rate specified as such in the Transaction Confirmation for such Transaction. (g) Increased Cost of Stock Borrow: Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A) and (ii) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), and (3) deleting clause (X) in the final sentence. Initial Stock Loan Rate: For any Transaction, the rate specified as such in the Transaction Confirmation for such Transaction. Hedging Party: For all applicable Additional Disruption Events, Jefferies Determining Party: For all applicable Extraordinary Events and Additional Disruption Events, Jefferies Non-Reliance/Agreements and Acknowledgments Regarding Hedging Activities/ Additional Acknowledgments Applicable Additional Termination Events: Additional Termination Event(s): The declaration by the Issuer of any Extraordinary Dividend, the ex- dividend date for which occurs or is scheduled to occur during the Relevant Dividend Period, will constitute an Additional Termination Event, with Counterparty as the sole Affected Party and all Transactions hereunder as the Affected Transactions. Notwithstanding anything to the contrary in Section 6 of the Agreement, if an Automatic Termination Price is specified in the Transaction Confirmation for any Transaction, then an Additional Termination Event with Counterparty as the sole Affected Party and such Transaction as the Affected Transaction will automatically occur without any notice or action by Jefferies or Counterparty if the price of the Shares on the Exchange at any time falls below such Automatic Termination Price, and the Exchange Business Day on which the price of the Shares on the Exchange at any time falls below the Automatic Termination Price will be the “Early Termination Date” for purposes of the Agreement.

9 Relevant Dividend Period: For any Transaction, the period beginning on, and including, the Valuation Period Start Date for such Transaction to, and including, the Relevant Dividend Period End Date for such Transaction. Relevant Dividend Period End Date: For any Transaction, if Annex A applies to such Transaction, the last day of the Settlement Valuation Period applicable to such Transaction; otherwise, the final Valuation Date for such Transaction. Accounts, Notices and Offices: Account Details: Account for Payments to Counterparty: To be provided by Counterparty. Account for Delivery of Shares to Counterparty: To be provided by Counterparty. Account for Payments To Jefferies: To be provided by Jefferies Offices: Counterparty’s Office for each Transaction is Marietta, Georgia Jefferies’s Office for each Transaction is New York. Notices: Counterparty’s Contact Details for Purpose of Giving Notice: BlueLinx Holdings Inc. 1950 Spectrum Circle, Suite 300 Marietta, GA 30067 Attention: Shyam K. Reddy Chief Legal and Sustainability Officer Corporate Secretary Facsimile: (770) 221-2502 Email: Shyam.Reddy@BlueLinxCo.com Jefferies’s Contact Details for Purpose of Giving Notice: Jefferies LLC 520 Madison Avenue New York, NY 10022 Attention: General Counsel Email: msharp@jefferies.com with a copy to the following addresses: CorpEqDeriv@jefferies.com EQDERIV_MO@jefferies.com 2. Mutual representations, warranties and covenants. In addition to the representations, warranties and covenants in the Agreement, each party represents, warrants and covenants to the other party, that: (a) Eligible Contract Participant. It is an “eligible contract participant,” as defined in the U.S. Commodity Exchange Act, as amended (the “CEA”), and is entering into such Transaction as principal (and not as

10 agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party. In addition, each party acknowledges that this Master Confirmation has been, and each Transaction entered into hereunder will be, subject to individual negotiation by the parties and has not been executed or traded on a “trading facility” as defined in the CEA. (b) Accredited Investor. Each party acknowledges that the offer and sale of such Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof. Accordingly, each party represents and warrants to the other party that (i) it has the financial ability to bear the economic risk of its investment in such Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D under the Securities Act and (iii) it is entering into such Transaction for investment and not with a view to the distribution or resale thereof in a manner that would violate the Securities Act, and (iv) the disposition of such Transaction is restricted under this Master Confirmation, the Securities Act and state securities laws. 3. Additional representations, warranties and covenants of Counterparty. In addition to the representations, warranties and covenants in the Agreement and those made by Counterparty under Section 2 of this Master Confirmation, Counterparty represents and warrants, as of the Trade Date for each Transaction and covenants to Jefferies that: (a) 10b5-1 Plan. (i) Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. For the avoidance of doubt, the entry into any Permitted OMR Transactions (as defined below) shall not fall within the ambit of the previous sentence. Counterparty acknowledges that it is the intent of the Counterparty and Jefferies that each Transaction entered into under this Master Confirmation comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and that each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c). (ii) Counterparty will not seek to control or influence Jefferies’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, the price paid per Share pursuant to such purchases, whether such purchases are made on any securities exchange or privately and how, when or whether Jefferies enters into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Transaction Confirmation under Rule 10b5-1. (iii) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Transaction Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty is aware of any material non-public information regarding Counterparty or the Shares. (b) Tender Offer Rules. Counterparty will not be engaged in an “issuer tender offer” as such term is defined in Rule 13e-4 under the Exchange Act nor is it aware of any third party tender offer with respect to the Shares within the meaning of Rule 13e-1 under the Exchange Act. (c) Share Buy-back Program. Each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and Counterparty’s board of directors (or any committee thereof duly authorized to act on behalf of the board of directors) has approved the use of accelerated share purchase programs to effect the Share buy- back program. (d) 10b-18. Neither Counterparty nor any “affiliated purchaser”, as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”), shall, without prior written consent of Jefferies, directly or indirectly purchase, offer

11 to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, or any security convertible into or exchangeable for such Shares and including, without limitation, by means of a derivative instrument) on the open market, or enter into any accelerated share repurchase program, or any derivative share repurchase transaction, or other similar transaction, during the Relevant Period, Settlement Valuation Period or Seller Termination Purchase Period and thereafter until all payments or deliveries of Shares under this Master Confirmation have been made. During such time, any purchases of Shares by Counterparty shall be made through Jefferies or its affiliates, subject to such reasonable conditions as Jefferies or such affiliate shall impose, and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and Jefferies believe is in compliance with applicable requirements. Notwithstanding the immediately preceding sentence or anything herein to the contrary, Counterparty may purchase Shares (i) on any Scheduled Trading Day pursuant to any Rule 10b5-1 or Rule 10b-18 repurchase plan entered into with Jefferies or an Affiliate of Jefferies (each, a “Permitted OMR Transaction”), so long as, on any Scheduled Trading Day, purchases under the Permitted OMR Transaction do not in the aggregate exceed the lower of (x) Designated OMR Fixed Threshold and (y) Designated OMR Percentage Threshold, in each case specified in the Transaction Confirmation for such Transaction, on such Scheduled Trading Day. In addition, notwithstanding anything to the contrary in this Master Confirmation or in the Equity Definitions, Counterparty agrees that: (i) Counterparty will not during the period beginning on, and including, the Trade Date for any Transaction and ending on, and including, the last day of the Relevant Period or the last day of the Settlement Valuation Period and the last day of the Seller Termination Purchase Period (as defined below), for such Transaction, make or permit to be made (to the extent within Counterparty’s control), any public announcement (as defined in Rule 165(f) under the Securities Act) of a Merger Transaction or potential Merger Transaction (a “Merger Announcement”) unless such Merger Announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares; (ii) after any such Merger Announcement is made, Counterparty shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) deliver written notice to Jefferies that such Merger Announcement has been made, which notice shall also specify (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the date on which such Merger Announcement was made that were not effected through Jefferies or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b- 18(b)(4) under the Exchange Act for the three full calendar months preceding the date on which such Merger Announcement was made. Such written notice shall be deemed to be a certification by Counterparty to Jefferies that such information is true and correct; (iii) after any such Merger Announcement is made, Counterparty shall promptly notify Jefferies of the earlier to occur of the completion of such transaction and the completion of any shareholder vote related to such matter; (iv) Counterparty is aware that each notice delivered pursuant to this section may result in the adjustment of the terms of, or the termination of, one or more Transactions; accordingly, Counterparty acknowledges that its delivery of such notice will comply with the standards set forth in clause (a) of this Section 3; and (v) Upon the occurrence of any such Merger Announcement, Jefferies in its good faith and commercially reasonable discretion may (i) make commercially reasonable adjustments to the terms of any Transaction, including, without limitation, the Scheduled Valuation Date or the Forward Price Discount, and/or suspend the Settlement Valuation Period (which adjustments shall be based upon changes in stock price, volatility, interest rates, stock loan rate, value of any commercially reasonable Hedge Positions in connection with the Transaction, liquidity relevant to the Shares or to such Transaction and taking into account whether the Calculation Period had fewer Scheduled Trading Days than originally anticipated) or (ii) treat the occurrence of such Merger Announcement as an Additional Termination Event with Counterparty as the sole Affected Party and the Transactions hereunder as the Affected Transactions and

12 with the amount under Section 6(e) of the Agreement determined taking into account the fact that the Settlement Valuation Period had fewer Scheduled Trading Days than originally anticipated. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act (after giving effect to the exclusions from such reference in clause (A) of Rule 10b-18(a)(13)(iv)). For any Transaction, the “Relevant Period” means the period beginning on, and including, the Valuation Period Start Date for such Transaction and ending on, and including, the later of (i) the Scheduled Valuation Date for such Transaction, or such earlier day as elected by Jefferies and communicated to Counterparty on such day (or, if later, the First Acceleration Date without regard to any acceleration thereof pursuant to “Special Provisions Acquisition Transaction Announcements” below) and (ii) if Section 7(b) is applicable to such Transaction, the date on which all deliveries owed pursuant to Section 7(b) have been made. (e) MNPI and Manipulation. Counterparty is not entering into any Transaction under this Master Confirmation (i) on the basis of, and is not aware of, any material non-public information with respect to the Shares, (ii) in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self-tender offer or a third- party tender offer or (iii) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares). (f) Regulation M. The Shares are not, and Counterparty will not cause the Shares to be, subject to a “restricted period” (as defined in Regulation M promulgated under the Exchange Act) at any time during any Regulation M Period for any Transaction unless Counterparty has provided written notice of such restricted period to Jefferies at least three Scheduled Trading Days immediately preceding the first day of such “restricted period.” In addition, Counterparty acknowledges that any such notice may result in a Regulatory Disruption and that Counterparty’s deliver of such notice must comply with the standards set forth in clause (a) of this Section 3. “Regulation M Period” means, for any Transaction, (i) the Relevant Period for such Transaction, (ii) the Settlement Valuation Period, if any, for such Transaction and (iii) the Seller Termination Purchase Period (as defined below), if any, for such Transaction. (g) Reporting Requirements. Counterparty shall comply with all reporting requirements applicable to each Transaction that Counterparty enters under this Master Confirmation, including, without limitation, those applicable pursuant to the Exchange Act and the Rules and Regulations promulgated under the Exchange Act. In addition, as of (i) the date hereof and (ii) the Trade Date for each Transaction that Counterparty enters under this Master Confirmation, Counterparty is, and will be, in compliance with its reporting obligations under the Exchange Act and Counterparty’s most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date on which Counterparty is making this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. (h) Investment Company. Counterparty is not and, after giving effect to any Transaction that it enters under this Master Confirmation, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended. (i) Solvency. As of the Trade Date, the Prepayment Date, the Initial Share Delivery Date and the Settlement Date for each Transaction, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase a number of Shares with a value equal to the Prepayment Amount in compliance with the laws of the jurisdiction of Counterparty’s incorporation. (j) Risk Disclosure. Counterparty represents and warrants that it has received, read and understands Jefferies’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.

13 (k) Financial Expertise and Total Assets. Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50,000,000 as of the date hereof. (l) No Plan Assets. The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulation promulgated thereunder or similar law. 4. Acknowledgments by Counterparty and Jefferies. Each of Counterparty and Jefferies intend that: (a) each Transaction that Counterparty enters into under this Master Confirmation will be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, a “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code and a “forward contract” as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 555, 556, 560 and 561 of the Bankruptcy Code; (b) the Agreement will be a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code; (c) a party’s right to liquidate, terminate or accelerate any Transaction, net out or offset termination values or payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement with respect to the other party or any Extraordinary Event that results in the termination or cancellation of any Transaction will constitute a “contractual right” (as defined in the Bankruptcy Code); and (d) all payments for, under or in connection with each Transaction, all payments for the Shares (including, for the avoidance of doubt, payment of the Prepayment Amount) and the transfer of such Shares to constitute “settlement payments” and “transfers” (as defined in the Bankruptcy Code). 5. Additional Counterparty Acknowledgments. Counterparty agrees and acknowledges that: (a) during the term of any Transaction, Jefferies and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction; (b) Jefferies and its affiliates may also be active in the market for the Shares other than in connection with hedging activities in relation to any Transaction; (c) Jefferies shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP Price; (d) any market activities of Jefferies and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP Price, each in a manner that may be adverse to Counterparty; (e) each Transaction is a derivatives transaction in which Counterparty has granted Jefferies an option; Jefferies may purchase Shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the related Transaction; (f) without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Jefferies nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction that Counterparty enters into under

14 this Master Confirmation under any accounting standards including, without limitation, ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity; and (g) Counterparty is not relying, and has not relied, upon Jefferies with respect to the legal, accounting, tax or other implications of entering into this Master Confirmation and any Transaction. In addition, Counterparty has conducted its own analysis of the legal, accounting, tax and other implications of entering into this Master Confirmation and of entering into Transactions under this Master Confirmation. Counterparty further acknowledges and agrees that Jefferies has not acted as its advisor in any capacity in connection with this Master Agreement or the Transactions contemplated by this Master Confirmation. Counterparty acknowledges that Jefferies is not acting as the agent for Counterparty in effecting any purchase of Shares pursuant to this Agreement. 6. SPECIAL PROVISIONS FOR ACQUISITION TRANSACTION ANNOUNCEMENTS. (a) If an Acquisition Transaction Announcement occurs on or prior to the Settlement Date for any Transaction, then the Calculation Agent shall make such adjustments in a commercially reasonable manner to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines is commercially reasonable, at such time or at multiple times as the Calculation Agent determines appropriate, to account for the economic effect on such Transaction of such Acquisition Transaction Announcement (including adjustments to account for changes in volatility, expected dividends, stock loan rate, the value of maintaining or establishing any commercially reasonable hedge positions in connection with the Transaction and liquidity relevant to the Shares or to such Transaction). If an Acquisition Transaction Announcement occurs after the Trade Date, but prior to the First Acceleration Date of any Transaction, the First Acceleration Date shall be the date of such Acquisition Transaction Announcement. (b) “Acquisition Transaction Announcement” means (i) the announcement of an Acquisition Transaction or an event that, if consummated, would result in an Acquisition Transaction, (ii) an announcement that Counterparty or any of its subsidiaries has entered into an agreement, a letter of intent or an understanding designed to result in an Acquisition Transaction, (iii) the announcement of the intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, an Acquisition Transaction, (iv) any other announcement that in the reasonable judgment of the Calculation Agent may result in an Acquisition Transaction, or (v) any announcement of any change or amendment to any previous Acquisition Transaction Announcement (including any announcement of the abandonment of any such previously announced Acquisition Transaction, agreement, letter of intent, understanding or intention). For the avoidance of doubt, announcements as used in the definition of Acquisition Transaction Announcement refer to any public announcement whether made by the Issuer or a third party. (c) “Acquisition Transaction” means (i) any Merger Event (for purposes of this definition the definition of Merger Event shall be read with the references therein to “100%” being replaced by “15%” and to “50%” by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), Tender Offer or Merger Transaction or any other transaction involving the merger of Counterparty with or into any third party, (ii) the sale or transfer of all or substantially all of the assets of Counterparty, (iii) a recapitalization, reclassification, binding share exchange or other similar transaction with respect to Counterparty, (iv) any acquisition, lease, exchange, transfer, disposition (including by way of spin-off or distribution) of assets (including any capital stock or other ownership interests in subsidiaries) or other similar event by Counterparty or any of its subsidiaries where the aggregate consideration transferable or receivable by or to Counterparty or its subsidiaries exceeds 15% of the market capitalization of Counterparty and (v) any transaction in which Counterparty or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise). 7. Miscellaneous. (a) Delivery of Shares. Notwithstanding anything to the contrary herein, Jefferies may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or

15 prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date. (b) Early Termination. In the event that an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated or deemed to occur with respect to any Transaction or any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Counterparty’s control, or (iii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Counterparty’s control), if either party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Amount”), then, in lieu of any payment of such Payment Amount, unless Counterparty makes an election to the contrary no later than the Early Termination Date or the date on which such Transaction is terminated or cancelled, Counterparty or Jefferies, as the case may be, shall deliver to the other party a number of Shares (or, in the case of a Nationalization, Insolvency or Merger Event, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Nationalization, Insolvency or Merger Event, as the case may be (each such unit, an “Alternative Delivery Unit”)) with a value equal to the Payment Amount, as determined in a commercially reasonable manner by the Calculation Agent over a commercially reasonable period of time (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Delivery Unit on the Early Termination Date or the date of early cancellation or termination, as the case may be, and if such delivery is made by Jefferies, the prices at which Jefferies purchases Shares or Alternative Delivery Units to fulfill its delivery obligations under this Section 7(b)); provided that in determining the composition of any Alternative Delivery Unit, if the relevant Nationalization, Insolvency or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash; and provided further that Counterparty may elect that the provisions of this Section 7(b) above providing for the delivery of Shares or Alternative Delivery Units, as the case may be, shall not apply only if Counterparty represents and warrants to Jefferies, in writing on the date it notifies Jefferies of such election, that, as of such date, Counterparty is not aware of any material non-public information regarding Counterparty or the Shares and is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. If delivery of Shares or Alternative Delivery Units, as the case may be, pursuant to this Section 7(b) is to be made by Counterparty, paragraphs 2 through 7 of Annex A hereto shall apply as if (A) such delivery were a settlement of the Transaction to which Net Share Settlement applied, (B) the Cash Settlement Payment Date were the Early Termination Date or the date of early cancellation or termination, as the case may be, and (C) the Forward Cash Settlement Amount were zero (0) minus the Payment Amount owed by Counterparty. For the avoidance of doubt, if Counterparty validly elects for the provisions of this Section 7(b) relating to the delivery of Shares or Alternative Delivery Units, as the case may be, not to apply to any Payment Amount, the provisions of Article 12 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply. If delivery of Shares or Alternative Delivery Units, as the case may be, is to be made by Jefferies pursuant to this Section 7(b), the period during which Jefferies purchases Shares or Alternative Delivery Units to fulfill its delivery obligations under this Section 7(b) shall be referred to as the “Seller Termination Purchase Period”. (c) Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating (i) the Close-out Amount pursuant to Section 6 of the Agreement or (ii) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Jefferies may (but need not) determine such amount based on (A) expected losses assuming a commercially reasonable (including without limitation with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (B) the price at which one or more market participants would offer to sell to Jefferies a block of Shares equal in number to Jefferies’ hedge position in relation to the Transaction. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement or upon cancellation or termination of the relevant Transaction under Article 12 of the Equity Definitions will be payable on the day that notice of the amount payable is effective; provided that if Counterparty elects to receive Shares or Alternative Delivery

16 Units in accordance with clause (b) of this Section 7, such Shares or Alternative Delivery Units shall be delivered on a date selected by Jefferies as promptly as practicable. (d) Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transactions contemplated by this Master Confirmation following payment by Counterparty of the relevant Prepayment Amount, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity under ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity as in effect on the relevant Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares or Alternative Delivery Units in respect of the settlement of such Transactions). (e) No Netting or Set-off. Obligations under any Transaction shall not be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation or any Transaction Confirmation, or under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be netted, recouped or set off (including pursuant to Section 6 of the Agreement) against obligations under any Transaction, whether arising under the Agreement, this Master Confirmation or any Transaction Confirmation, or under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, netting or recoupment. (f) No Collateral. Counterparty and Jefferies acknowledge that no Transaction entered into under this Master Agreement is secured by any collateral that would otherwise secure the obligations of Counterparty herein or pursuant to the Agreement. (g) Subordinated to Level of Equity. Jefferies acknowledges and agrees that this Master Confirmation is not intended to convey to it rights with respect to any Transaction entered under it that are senior to the claims of the holders of the Shares in the event of Counterparty’s bankruptcy; provided, however, that nothing herein shall limit or shall be deemed to limit Jefferies’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation; and provided further that in pursuing a claim against Counterparty in the event of a bankruptcy, insolvency or dissolution with respect to Counterparty, Jefferies’s rights hereunder shall rank on a parity with the rights of a holder of the Shares enforcing similar rights under a contract involving the Shares. (h) Indemnification. Counterparty will indemnify and hold Jefferies harmless against any losses, claims, damages or liabilities to which Jefferies may become subject in connection with any matter referred to in this Master Confirmation or the Transaction Confirmation for any Transaction entered into under this Master Confirmation, except to the extent that any such loss, claim, damage or liability (i) is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Jefferies’ willful misconduct or gross negligence (and in such case, Jefferies shall promptly return to Counterparty any amounts previously expended by Counterparty hereunder) or (ii) are trading losses incurred by Jefferies as part of its purchases or sales of Shares pursuant to this Master Confirmation or any Transaction (unless such trading losses are related to the breach of any agreement, term or covenant herein). The obligations of Counterparty under this Section 7(h) shall be in addition to any liability which Counterparty may otherwise have, shall extend upon the same terms and conditions to any affiliate of Jefferies and the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of Jefferies and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Counterparty, Jefferies, any such affiliate and any such person. The foregoing provisions shall survive any termination, completion or assignment of this Master Confirmation and/or any Transaction hereunder. (i) Delivery Procedures and Limitation. Notwithstanding anything to the contrary in this Master Confirmation, Counterparty acknowledges and agrees that, on any day, Jefferies (or its agent or affiliate) shall not be obligated to deliver or receive any Shares to or from Counterparty and Counterparty shall not be entitled to receive any Shares if such receipt or delivery would result in Jefferies directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 7.5% of the outstanding Shares. Any purported receipt or delivery of the Shares shall be void and have no effect to the extent (but only to the extent) that any receipt or delivery of such Shares would result in Jefferies directly or indirectly so beneficially owning in excess of 7.5% of the outstanding Shares. If, on any day, any delivery or receipt of the Shares by Jefferies (or its agent

17 or affiliate) is not effected, in whole or in part, as a result of this provision, Jefferies’ and Counterparty’s respective obligations to make or accept such receipt or delivery shall not be extinguished and such receipt or delivery shall be effected over time as promptly as Jefferies reasonably determines that such receipt or delivery would not result in Jefferies directly or indirectly beneficially owning in excess of 7.5% of the outstanding Shares. (j) [Omitted]. (k) Severability. If any term, provision, covenant or restriction of this Master Confirmation, the Agreement or the Transaction Confirmation for any Transaction entered into under this Master Confirmation is held by a court of competent jurisdiction to be invalid, void or unenforceable, the reminder of the terms, provisions, covenants and obligations set forth herein or therein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. (l) Headings. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Master Confirmation. (m) Counterparts. This Master Confirmation may be executed by the parties hereto in counterparts, and each such executed counterpart shall be, and shall be deemed to be, an original instrument and all such counterparts, taken together, shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in the Agreement, this Master Confirmation, any Transaction Confirmation or in any other certificate, agreement or document related to the Agreement, this Master Confirmation or any Transaction Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. (n) Assignment. Notwithstanding anything to the contrary in the Agreement or in this Master Confirmation, Jefferies may transfer or assign its rights and obligations hereunder, in whole or in part, without the consent of Counterparty to any affiliate of Jefferies. Counterparty may not assign its rights or obligations hereunder, in whole or in part, without the prior written consent of Jefferies (which consent shall not be unreasonably withheld), and any attempt by Counterparty to assign any of its rights or obligations hereunder without such consent shall be void. Jefferies may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Jefferies’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations without the written consent of Counterparty. Jefferies shall be discharged of its obligations to Counterparty solely to the extent of any such performance. For the avoidance of doubt, Jefferies hereby acknowledges that notwithstanding any such designation hereunder, to the extent any of Jefferies’s obligations in respect of any Transaction are not completed by its designee, Jefferies shall be obligated to continue to perform or to cause any other of its designees to perform in respect of such obligations. (o) Waiver. No failure or delay on the part of Jefferies or Counterparty in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Master Confirmation, the Agreement or the Transaction Confirmation for any Transaction entered into under this Master Confirmation, nor any consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing and, in the case of a waiver or consent, shall be effective only in the specific instance and for the purpose for which given. (p) Beneficiaries. This Master Confirmation and the Transaction Confirmation for any Transaction entered into under this Master Confirmation shall be binding upon, and inure solely to the benefit of, Counterparty, Jefferies and, to the extent provided in clause (h) of this Section 7, the affiliates, partners, directors, officers, agents,

18 employees and controlling persons, if any, of Jefferies, and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire any rights hereunder. (q) Governing Law; Jurisdiction; Waiver of Jury Trial. (i) The Agreement, this Master Confirmation, each Transaction Confirmation and all matters arising in connection with the Agreement, this Master Confirmation and each Transaction Confirmation shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflict of law principles. Each of Jefferies and Counterparty irrevocably submits to the extent permitted under applicable law to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York and waive any objection to the laying of venue in, and inconvenient forum with respect to, such courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction. (ii) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this the Agreement, this Master Confirmation and/or each Transaction Confirmation. (r) CARES Act. Counterparty acknowledges that each Transaction may constitute a purchase of its equity securities or a capital distribution. Counterparty further acknowledges that, pursuant to the provisions of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the Counterparty will be required to agree to certain time-bound restrictions on its ability to purchase its equity securities or make capital distributions if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under section 4003(b) of the CARES Act. Counterparty further acknowledges that it may be required to agree to certain time-bound restrictions on its ability to purchase its equity securities or make capital distributions if it receives loans, loan guarantees or direct loans (as that term is defined in the CARES Act) under programs or facilities established by the Board of Governors of the Federal Reserve System or the U.S. Department of Treasury for the purpose of providing liquidity to the financial system, and may be required to agree to similar restrictions under programs or facilities established in the future. Accordingly, Counterparty represents and warrants that neither it nor any of its subsidiaries has applied for, and throughout the term of each Transaction shall not apply, for a loan, loan guarantee, direct loan (as that term is defined in the CARES Act) or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility that (a) is established under applicable law (whether in existence as of the date of this Master Confirmation or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement thereunder), as a condition of such loan, loan guarantee, direct loan (as that term is defined in the CARES Act), investment, financial assistance or relief, that Counterparty or any of its subsidiaries agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in such condition, made a capital distribution or will not make a capital distribution (collectively, “Restricted Financial Assistance”); provided that Counterparty may apply for Restricted Financial Assistance if Counterparty either (a) determines, based on the advice of outside counsel of national standing, that the terms of any Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such loan, loan guarantee, direct loan (as that term is defined in the CARES Act), investment, financial assistance or relief based on the terms of the program or facility as of the date of such advice or (b) delivers to Jefferies evidence of a waiver or other guidance from a governmental authority with jurisdiction for such program or facility that each Transaction is permitted under such program or facility (either by specific reference to each Transaction or by general reference to transactions with attributes of each Transaction in all relevant respects). Counterparty further represents and warrants that the Prepayment Amount is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility, including the U.S. Small Business Administration’s “Paycheck Protection Program”, that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of each Transaction (either by specific reference to each Transaction or by general reference to transactions with the attributes of each Transaction in all relevant respects).

19 8. Matters Relating to Taxes. (a) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Jefferies a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, with the “corporation” box checked, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Jefferies shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W- 9, or any successor thereto, (i) on or before the date of execution of this Confirmation and (ii) promptly upon reasonable demand by Counterparty. (b) Withholding Tax Imposed on Payments to Non-US Counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement. (c) Incorporation of ISDA 2015 Section 871(m) Protocol Provisions. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol. (d) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement: (i) Jefferies makes the following representations: (A) It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for United States federal income tax purposes. (B) Its’ sole member is “exempt” within the meaning of U.S. Treasury Regulations Sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding. (ii) Counterparty makes the following representations: (A) It is a “U.S. person” within the meaning of Treasury Regulation Section 1.1441-4(a)(3)(ii) and an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

US-DOCS\7418141.9 By signing this Master Confirmation and returning it to Jefferies Counterparty hereby (a) agrees that it has checked this Master Confirmation carefully for errors or discrepancies and (b) confirms that this Master Confirmation correctly sets forth the terms of the agreement between Jefferies and Counterparty with respect to any Transaction that Counterparty enters into with Jefferies under this Master Confirmation. Sincerely yours, JEFFERIES LLC By: /s/ John Noonan Name: John Noonan Title: Managing Director Agreed and Accepted By: BLUELINX HOLDINGS INC. By: /s/ Kelly C. Janzen Name: Kelly C. Janzen Title: Senior Vice President and Chief Financial Officer

A-1 US-DOCS\7418141.9 SCHEDULE A TRANSACTION CONFIRMATION ACCELERATED SHARE REPURCHASE TRANSACTION Date: [ ] To: BlueLinx Holdings Inc. 1950 Spectrum Circle, Suite 300 Marietta, GA 30067 From: Jefferies LLC 520 Madison Avenue New York, NY 10022 Re: Accelerated Share Repurchase Transaction Ladies and Gentleman: This Transaction Confirmation confirms the terms and conditions of the Transaction entered into between Jefferies LLC (“Jefferies”) and BlueLinx Holdings Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Transaction Confirmation is a binding contract between Jefferies and Counterparty as of the relevant Trade Date for the Transaction referenced below. 1. This Transaction Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of May 3, 2022 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Transaction Confirmation except as expressly modified below. 2. The additional terms of the Transaction to which this Transaction Confirmation relates are as follows: Trade Date: [ ] Prepayment Amount: USD [ ] Prepayment Date: [ ] Forward Price Discount: USD [ ] Valuation Period Start Date: [ ] Initial Share Delivery Date: [ ] Number of Initial Shares: [ ] Shares; provided that if, in connection with the Transaction, Jefferies is unable to borrow or otherwise acquire a number of Shares equal to the Number of Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Number of Initial Shares shall be reduced to such number of Shares that Jefferies is able to so borrow or otherwise acquire. Scheduled Valuation Date: [ ] First Acceleration Date: [ ] Maximum Stock Loan Rate [ ] basis points per annum Initial Stock Loan Rate [ ] basis points per annum Automatic Termination Price: USD [ ] Designated OMR Fixed Threshold: [____]

A-2 US-DOCS\7418141.9 Designated OMR Percentage Threshold: For any Scheduled Trading Day, [____]% of the daily trading volume of the Shares based on transactions executed in the United States during the regular trading session (including any extensions thereof) of the Exchange on such Scheduled Trading Day (without regard to pre-open or after hours trading outside of such regular trading session for such Scheduled Trading Day), as determined by the Calculation Agent. 3. Counterparty represents and warrants to Jefferies that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) of Counterparty has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs. 4. This Transaction Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Transaction Confirmation by signing and delivering one or more counterparts.

A-3 US-DOCS\7418141.9 By signing this Transaction Confirmation and returning it to Jefferies Counterparty hereby (a) agrees that it has checked this Transaction Confirmation carefully for errors or discrepancies and (b) confirms that this Transaction Confirmation correctly sets forth the terms of the agreement between Jefferies and Counterparty with respect to the Transaction between Counterparty and Jefferies to which this Transaction Confirmation relates. Sincerely yours, JEFFERIES LLC By: Name: Title: Agreed and Accepted By: BLUELINX HOLDINGS INC. By: Name: Title:

1 ANNEX A COUNTERPARTY SETTLEMENT PROVISIONS 1. The following Counterparty Settlement Provisions shall apply to the extent indicated under the Master Confirmation: Settlement Currency: USD Settlement Method Election: Applicable; provided that (i) Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and (ii) the Electing Party may make a settlement method election only if the Electing Party represents and warrants to Jefferies in writing on the date it notifies Jefferies of its election that, as of such date, the Electing Party is not aware of any material non- public information concerning Counterparty or the Shares and is electing the settlement method in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. Electing Party: Counterparty Settlement Method Election Date: The earlier of (i) the Scheduled Valuation Date and (ii) the Exchange Business Day immediately following the Valuation Date (if different than the Scheduled Valuation Date). Default Settlement Method: Cash Settlement Forward Cash Settlement Amount: The Number of Shares to be Delivered multiplied by the Settlement Price. Settlement Price: The arithmetic average of the 10b-18 VWAP Prices for the Scheduled Trading Days in the Settlement Valuation Period plus USD 0.02, subject to Valuation Disruption as specified in the Master Confirmation, plus interest on such amount during the Settlement Period at the rate of interest for Counterparty’s long term, unsecured and unsubordinated indebtedness, as determined by the Calculation Agent. Settlement Valuation Period: A number of consecutive Scheduled Trading Days selected by Jefferies in its good faith and commercially reasonable reasonable discretion, beginning on the Scheduled Trading Day immediately following the Settlement Method Election Date. Cash Settlement: If Cash Settlement is applicable, then Buyer shall pay to Seller the absolute value of the Forward Cash Settlement Amount on the Cash Settlement Payment Date. Cash Settlement Payment Date: The date that is one Settlement Cycle following the last day of the Settlement Valuation Period. Net Share Settlement Procedures: If Net Share Settlement is applicable, Net Share Settlement shall be made in accordance with paragraphs 2 through 7 below. 2. Net Share Settlement shall be made by delivery on the Cash Settlement Payment Date of a number of Shares satisfying the conditions set forth in paragraph 3 below (the “Registered Settlement Shares”), or

2 a number of Shares not satisfying such conditions (the “Unregistered Settlement Shares”), in either case with a value equal to 101% (in the case of Registered Settlement Shares) or 105% (in the case of Unregistered Settlement Shares) of the absolute value of the Forward Cash Settlement Amount, with such Shares’ value based on the value thereof to Jefferies (which value shall, in the case of Unregistered Settlement Shares, take into account a commercially reasonable illiquidity discount), in each case as determined by the Calculation Agent. Notwithstanding Counterparty’s election of Net Share Settlement, if all of the conditions for delivery of either Registered Settlement Shares or Unregistered Settlement Shares have not been met, Cash Settlement shall be applicable in accordance with paragraph 1 above. 3. Counterparty may only deliver Registered Settlement Shares pursuant to paragraph 2 above if: (a) a registration statement covering public resale of the Registered Settlement Shares by Jefferies (the “Registration Statement”) shall have been filed with the Securities and Exchange Commission under the Securities Act and been declared or otherwise become effective on or prior to the date of delivery, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Settlement Shares (including any prospectus supplement thereto, the “Prospectus”) shall have been delivered to Jefferies, in such quantities as Jefferies shall reasonably have requested, on or prior to the date of delivery; (b) the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall be satisfactory to Jefferies; (c) as of or prior to the date of delivery, Jefferies and its agents shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities and the results of such investigation are satisfactory to Jefferies, in its reasonable discretion; and (d) as of the date of delivery, an agreement (the “Underwriting Agreement”) shall have been entered into with Jefferies in connection with the public resale of the Registered Settlement Shares by Jefferies substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to Jefferies, which Underwriting Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Jefferies and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters. 4. If Counterparty delivers Unregistered Settlement Shares pursuant to paragraph 2 above: (a) all Unregistered Settlement Shares shall be delivered to Jefferies (or any affiliate of Jefferies designated by Jefferies) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof; (b) as of or prior to the date of delivery, Jefferies and any potential purchaser of any such Shares from Jefferies (or any affiliate of Jefferies designated by Jefferies) identified by Jefferies shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them) and the results of such investigation shall be satisfactory to Jefferies or such potential purchaser, as the case may be, in its reasonable discretion; (c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Jefferies (or any affiliate of Jefferies designated by Jefferies) in connection with the private placement of such shares by Counterparty to Jefferies (or any such affiliate) and the private resale of such shares by Jefferies (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Jefferies, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those

3 contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, Jefferies and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Jefferies, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and (d) in connection with the private placement of such shares by Counterparty to Jefferies (or any such affiliate) and the private resale of such shares by Jefferies (or any such affiliate), Counterparty shall, if so requested by Jefferies, prepare, in cooperation with Jefferies, a private placement memorandum in form and substance reasonably satisfactory to Jefferies. 5. Jefferies, itself or through an affiliate (the “Selling Agent”) or any underwriter(s), will sell all, or such lesser portion as may be required hereunder, of the Registered Settlement Shares or Unregistered Settlement Shares and any Makewhole Shares (as defined below) (together, the “Settlement Shares”) delivered by Counterparty to Jefferies pursuant to paragraph 6 below commencing on the Cash Settlement Payment Date and continuing until the date on which the aggregate Net Proceeds (as such term is defined below) of such sales, as determined by Jefferies, is equal to the absolute value of the Forward Cash Settlement Amount (such date, the “Final Resale Date”). If the proceeds of any sale(s) made by Jefferies, the Selling Agent or any underwriter(s), net of any fees and commissions (including, without limitation, underwriting or placement fees) customary for similar transactions under the circumstances at the time of the offering, together with carrying charges and expenses incurred in connection with the offer and sale of the Shares (including, but without limitation to, the covering of any over- allotment or short position (syndicate or otherwise)) (the “Net Proceeds”) exceed the absolute value of the Forward Cash Settlement Amount, Jefferies will refund, in USD, such excess to Counterparty on the date that is three (3) Currency Business Days following the Final Resale Date, and, if any portion of the Settlement Shares remains unsold, Jefferies shall return to Counterparty on that date such unsold Shares. 6. If the Calculation Agent determines in a commercially reasonable manner in good faith that the Net Proceeds received from the sale of the Registered Settlement Shares or Unregistered Settlement Shares or any Makewhole Shares, if any, pursuant to this paragraph 6 are less than the absolute value of the Forward Cash Settlement Amount (the amount in USD by which the Net Proceeds are less than the absolute value of the Forward Cash Settlement Amount being the “Shortfall”), Counterparty shall, on the Exchange Business Day next succeeding the day on which such Shortfall is established (the “Makewhole Notice Date”), deliver to Jefferies, through the Selling Agent, a notice of Counterparty’s election that Counterparty shall either (i) pay an amount in cash equal to the Shortfall on the day that is one (1) Currency Business Day after the Makewhole Notice Date, or (ii) deliver additional Shares. If Counterparty elects to deliver to Jefferies additional Shares, then Counterparty shall deliver additional Shares in compliance with the terms and conditions of paragraph 3 or paragraph 4 above, as the case may be (the “Makewhole Shares”), on the first Clearance System Business Day which is also an Exchange Business Day following the Makewhole Notice Date in such number as the Calculation Agent reasonably believes would have a market value on that Exchange Business Day equal to the Shortfall. Such Makewhole Shares shall be sold by Jefferies in accordance with the provisions above; provided that if the sum of the Net Proceeds from the sale of the originally delivered Shares and the Net Proceeds from the sale of any Makewhole Shares is less than the absolute value of the Forward Cash Settlement Amount then Counterparty shall, at its election, either make such cash payment or deliver to Jefferies further Makewhole Shares until such Shortfall has been reduced to zero. 7. Notwithstanding the foregoing, in no event shall the aggregate number of Settlement Shares and Makewhole Shares be greater than the Reserved Shares minus the amount of any Shares actually delivered by Counterparty under any other Transaction(s) under this Master Confirmation (the result of such calculation, the “Capped Number”). Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:

4 A – B Where A = the number of authorized but unissued shares of the Counterparty that are not reserved for future issuance on the date of the determination of the Capped Number; and B = the maximum number of Shares required to be delivered to third parties if Counterparty elected Net Share Settlement of all transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised. “Reserved Shares” means initially, [ ] Shares. The Reserved Shares may be increased or decreased in a Transaction Confirmation. If at any time, as a result of this paragraph 7, Counterparty fails to deliver to Jefferies any Settlement Shares, Counterparty shall, to the extent that Counterparty has at such time authorized but unissued Shares not reserved for other purposes, promptly notify Jefferies thereof and deliver to Jefferies a number of Shares not previously delivered as a result of this paragraph 7. Counterparty agrees to use its best efforts to cause the number of authorized but unissued Shares to be increased, if necessary, to an amount sufficient to permit Counterparty to fulfill its obligation to deliver any Settlement Shares.